================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 24, 2004




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)




     Delaware                       1-6407                      75-0571592
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
 of  incorporation)                                         Identification No.)








    One PEI Center                                              18711
 Wilkes-Barre, Pennsylvania                                  (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400
















================================================================================

ITEM 5.  OTHER EVENTS

On June 24, 2004, CCE Holdings, LLC ("CCE"), a joint venture of Southern Union Company ("Southern Union" or the "Company") and its equity partner, GE Commercial Finance Energy Financial Services, entered into a Purchase Agreement (the "Agreement") to acquire for cash 100% of the equity interests of CrossCountry Energy, LLC ("CrossCountry") from Enron Corp. and its affiliates ("Enron") for a total transaction value of approximately $2.35 billion, including certain consolidated debt of approximately $461 million. Also on June 24, 2004, the U.S. Bankruptcy Court for the Southern District of New York (the "Court") issued an Order (the "Order") establishing CCE's Agreement as the "Stalking Horse" bid, which remains subject to Court approval, superseding the previously-announced acquisition agreement between CrossCountry and another party. Affiliates of JP Morgan and Merrill Lynch have provided to Southern Union and CCE financing commitments for the transaction.

The proposed transaction will be subject to a Court-approved auction scheduled for early September 2004. Under this process, other potential acquirers will be afforded the opportunity to submit higher and/or better offers for CrossCountry. The Order also established procedures that will govern this process.

The acquisition is subject to approval by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvement Act and certain state regulatory bodies, in addition to satisfaction of customary closing conditions. Closing is anticipated no later than mid-December 2004.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibit No.
         -----------

              99.a   Press Release issued by Southern Union dated June 24, 2004.

              99.b Purchase Agreement Among CCE Holdings, LLC, Enron Operations Services, LLC, Enron Transportation Services, LLC, EOC Preferred, L.L.C., and Enron Corp., dated as of June 24, 2004.


This release and other reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union cautions that actual results and developments may differ materially from such projections or expectations.

Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth; abnormal weather conditions in the Company's service territories; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to the Company's gas distribution business; new legislation and government regulations and proceedings affecting or involving Southern Union; unanticipated environmental liabilities; ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures, including the risks that the business acquired and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the business of Southern Union; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; Southern Union's, or any of its subsidiaries, debt securities ratings; the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.




--------------------------------------------------------------------------------

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             SOUTHERN UNION COMPANY
                                             ----------------------
                                                   (Registrant)



Date     June 25, 2004                 By  DAVID J. KVAPIL
      -------------------                  -------------------------------------
                                            David J. Kvapil
                                            Executive Vice President and
                                            Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit Number                         Description
-------------- -----------------------------------------------------------------

     99.a      Press Release issued by Southern Union dated June 24, 2004.

     99.b Purchase Agreement Among CCE Holdings, LLC, Enron Operations Services, LLC, Enron Transportation Services, LLC, EOC Preferred, L.L.C., and Enron Corp., dated as of June 24, 2004.